Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg. S-K





INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of FEDERATED TAX-FREE TRUST:

We consent to the use in Post-Effective Amendment No. 40 to Registration Statement 2-63343 of Federated Tax Free Trust of our report dated January 16, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 27, 1998